EXHIBIT 32.2

Section 1350 Certification -- Principal Financial Officer

Citizens Financial Corporation and Subsidiaries

In connection with the Quarterly Report on Form 10-Q of Citizens Financial Corporation (the “Company”) for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Len E. Schweitzer, Vice President, Treasurer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Len E. Schweitzer
Len E. Schweitzer
Vice President, Treasurer and Chief Financial Officer

Date: May 11, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Citizens Financial Corporation and will be retained by CFC and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.